Exhibit 32.2
CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of M.D.C. Holdings, Inc. (the “Company”) hereby certifies that the Report on Form 10-Q of the Company for the period ended September 30, 2005, accompanying this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2005	/s/ Paris G. Reece III
Paris G. Reece III Chief Financial Officer
The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Title 18, United States Code, and is not being filed as part of the report or as a separate disclosure document.